Exhibit 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS ANNOUNCES THE APPOINTMENT

OF MICHAEL HAACK AS CHIEF OPERATING OFFICER

DALLAS, TX (December 1, 2014) – Eagle Materials Inc. (NYSE: EXP) is pleased to announce that Michael Haack has been appointed Chief Operating Officer (COO), reporting to Steve Rowley, President and CEO. The COO position is a newly created one in response to the company’s significant growth and continued strategic expansion in construction and energy-related markets.

Michael joins Eagle from Halliburton Energy Services, where he enjoyed a 17-year career with successively important operating positions, most recently with the management of Global Operations for Sperry Drilling, a multi-billion dollar company in the drilling and evaluation division of Halliburton with operations in every major global oil and gas market. He was awarded a Master of Business Administration degree from Rice University, and holds a Master of Science degree from Texas A&M University and a Bachelor of Science degree from Purdue University, both in Industrial Engineering.

Steve Rowley commented that “We are proud to have such a high-caliber and experienced individual as Michael joining the Eagle team. His placement in this newly created position is timely given our growth progress and strategic aspirations. Michael’s experience will be especially valuable given our growth into energy-related markets, most notably in frac-sand and specialty oil-well casing cement. This represents a significant step in the expansion of our strong operating leadership team and is aimed at ensuring the long-term continuity of Eagle’s enviable performance track record.”

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from 40 facilities across the US. Eagle is headquartered in Dallas, Texas.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; fluctuations in activity in the oil and gas industry, including the level of fracturing activities; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014. These reports are filed with the Securities and Exchange Commission. With respect to our previously announced acquisition of CRS Proppants, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in forward-looking statements include, but are not limited to, our failure to realize the expected synergies or other benefits of the transaction, significant transaction costs or unknown liabilities, changes in market conditions in the frac sand and related industries and general economic and business conditions that may affect us after the acquisition. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

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